NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 68236H 20 4

ONDAS HOLDINGS INC.

NUMBER
XXXXXXXX

SHARES
XXXXXXXXX

AUTHORIZED COMMON STOCK: 116,666,667 SHARES
PAR VALUE: $0.0001

THIS CERTIFIES THAT SPECIMEN

IS THE RECORD HOLDER OF SPECIMEN

Shares of **Ondas Holdings Inc.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: XXXXXXXXXXX

SECRETARY

ONDAS HOLDINGS INC.
CORPORATE
Seal
NEVADA

CHIEF EXECUTIVE OFFICER

Countersigned & Registered: **Globex Transfer, LLC**
(813) 344-4490

By XXXXXXXXXXX
Authorized Signature